CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated December 13, 2002 accompanying the financial statements of Insured Municipals Income Trust, 173rd Insured Multi-Series as of October 31, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 8 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                       Grant THORNTON LLP

Chicago, Illinois
February 24, 2003